CODED COMMUNICATIONS CORPORATION

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            MAY 23, 1997


     The Annual Meeting of Shareholders (the "Annual Meeting") of Coded Communications Corporation (the "Company") will be held at the offices of the Company, 1939 Palomar Oaks Way, Carlsbad, California on May 23, 1997, at 9:00 a.m., local time, and at any and all adjournments thereof, for the following purposes:

     1. To elect four members to the Board of Directors to serve for the ensuing year as set forth in the accompanying Proxy Statement.

     2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.01 par value ("Common Stock") from 100,000,000 to 150,000,000 shares.

     3. To ratify the selection of Coopers & Lybrand, LLP as the Company's independent public accountants for the current year.

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

     The Board of Directors fixed the close of business on April 14, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person. Those who cannot attend are urged to complete, sign and date the accompanying proxy card and return it promptly in the enclosed envelope. If you return your proxy card you may nevertheless attend the Annual Meeting and vote your shares in person.

    This Notice of Annual Meeting of Shareholders is given pursuant to Section 222 of the Delaware Corporation Law and the Notice and the accompanying Proxy Statement are scheduled to be mailed on or about April 17, 1997. All inquiries with respect to the Annual Meeting, this Notice of Annual Meeting and Proxy Statement and the enclosed proxy card should be directed to the Company, Attention: Secretary, at its principal executive office, 1939 Palomar Oaks Way, Carlsbad, California 92009.

                       By Order of the Board of Directors,

                       /s/  Gary L. Luick
                            Gary L. Luick
                            Chief Executive Officer

Carlsbad, California
April 7, 1997

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.


                  CODED COMMUNICATIONS CORPORATION
                       1939 PALOMAR OAKS WAY
                     CARLSBAD, CALIFORNIA 92009
                ____________________________________

                          PROXY STATEMENT
                  ANNUAL MEETING OF SHAREHOLDERS
                            MAY 23, 1997
                 ___________________________________


                           INTRODUCTION


     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") of Coded Communications Corporation, a Delaware corporation (the "Company"), to be held on May 23, 1997, at the offices of the Company, 1939 Palomar Oaks Way, Carlsbad, California, at 9:00 a.m. local time, and at any adjournments thereof. The accompanying Proxy is solicited by and on behalf of the Board of Directors of the Company.

     The Notice of Annual Meeting, this Proxy Statement, and the form of proxy will be mailed to shareholders on or about April 17, 1997 The shares represented by all properly executed proxies received by the Board of Directors in time for the Annual Meeting will be voted.

Matters to be Considered

     The matters to be considered and voted on at the Annual Meeting will be:

    1. To elect four members to the Board of Directors to serve for the ensuing year as set forth in the accompanying Proxy Statement.

     2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.01 par value ("Common Stock") from 100,000,000 to 150,000,000 shares.

     3. To ratify the appointment of Coopers & Lybrand, LLP as independent accountants for the current year.

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.




Proxies and Voting

     A Proxy for use at the Annual Meeting is enclosed. Shareholders will be entitled to one vote per share on all matters presented at the Annual Meeting. Any shareholder who executes and delivers a Proxy has the right to revoke it at any time before it is exercised by filing with the Company a written revocation of the Proxy or a duly executed Proxy bearing a later date, or by the shareholder personally appearing at the Annual Meeting and casting a contrary vote. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Annual Meeting will be voted in accordance with the instructions contained therein, and in the absence of instructions will be voted "FOR" the nominees for directors named herein; "FOR" amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock; "FOR" the three alternative amendments to the Certificate of Incorporation for a reverse Common Stock split; and FOR the selection of independent public accountants. The Board of Directors does not anticipate any matters being presented at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting. If, however, any other matters are properly presented at the Annual Meeting, the Proxy will be voted by the proxyholders in accordance with the discretionary authority conferred in the Proxy.

     Shareholders of record at the close of business on April 14, 1997 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were outstanding 76,022,312 shares of the Company's Common Stock, 8,000 shares of the Company's Series A preferred stock, and 46,775 shares of the Company's Series B preferred stock. Holders of Common Stock are entitled to one (1) vote per share, while holders of the Series A preferred stock are entitled to 300 votes per share and the holder of the Series B preferred stock is entitled to 163.271 votes per share. In electing Directors of the Company and approving the other proposal presented, holders of Common Stock and preferred stock will vote together as a single class. The presence, in person or by proxy, of the holders of shares representing 43,029,657 votes at the Annual Meeting will constitute a quorum. Assuming a quorum is present at the Annual Meeting, Directors will be elected by a plurality of the votes cast, with the Common Stock and preferred stockholders voting together as a single class. The approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 150,000,000 shares requires an affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting (i.e., the affirmative vote of 43,029,657 shares). The ratification of the selection of independent public accountants requires the vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting.

     At April 1, 1997, ISA Investments Corporation, a majority owned subsidiary of Grupo Information Satellite and Advertising, S.A. de C.V. ("ISA") held 57,272,767 shares of Common Stock, or approximately 75% of the outstanding shares of Common Stock. ISA has indicated it will vote all of its shares "FOR" the nominees for Directors and "FOR" approval of the amendment to the Certificate of Incorporation to increase the authorized amount of Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

Solicitation of Proxies

     The enclosed Proxy is solicited on behalf of the Board of Directors of the Company. The cost of this solicitation will be borne by the Company.
This will include the cost of supplying necessary additional copies of the solicitation material to beneficial owners of shares held of record by brokers, dealers, banks and voting trusts, and their nominees, and, upon request, the reasonable expenses of the record holders for completing the mailing of such materials and reports to such beneficial owners. The original solicitation will be by mail. Following the original solicitation, certain individual shareholders may be further solicited through telephonic or other oral communications from management. Management may elect to use specially engaged employees or paid solicitors, and the cost of these services will be borne by the Company.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to (i)
each person who, as of April 1, 1997, is known to the Company to be the beneficial owner of more than 5% of any class of its Common Stock, (ii) each director of the Company and (iii) all directors and executive officers as a group.
                                             Shares of Common Stock   Percent of
Name and Address (6)  Position With Company  Beneficially Owned       Class

Directors and Executive Officers:
Hugo R. Camou         Chairman of the Board    57,272,767 (1)         75.3%

Gary L. Luick         President, CEO
                      and Director                 --                  -- %
John A. Robinson, Jr.(2)
                      President,
                      Decom Systems, Inc.      1,769,685 (2)           2.3%

Fernando Molina       Director                     --                  -- %

Fernando Pliego       Director                     --                  -- %

All directors and
executive officers       --                  61,127,157 (3)           77.2%
officers as a group
(9 persons)(3)

Other Shareholders:

ISA Investments Corporation                 57,272,767 (4)            75.3%
Orizaba No. 182 Col. Rima
C.P. 06700 Mexico DF (4)

Renaissance Capital Partners II, LTD.       11,488,322 (5)            13.3%
8080 North Central Expressway
Dallas, Texas  75206 (5)
_________________________
* Less than 1%

(1)Includes 57,272,767 shares of Common Stock held directly by ISA Investments Corporation. ISA and Mr. Camou and his immediate family are the shareholders of ISA Investments Corporation. Mr. Camou is the majority shareholder of ISA.

(2)Includes options to purchase 1,347,500 shares of Common Stock exercisable within 60 days of April 1, 1997. Mr. Robinson resigned as a director of the Company on April 1, 1997, and as the Company's Chief Executive Officer and President on March 3, 1997. Mr. Robinson currently serves as the president of the Company's wholly-owned subsidiary Decom Systems, Inc.

(3)Includes options to purchase 3,119,500 shares of Common Stock exercisable within 60 days of April 1, 1997 and 52,272,767 shares of Common Stock indirectly owned by Mr. Camou (See Note 2).

(4)ISA Investments Corporation is owned and controlled by ISA and Mr. Hugo R. Camou and his immediate family. Mr. Hugo R. Camou is the majority shareholder of ISA.

(5)Includes 1,333,500 shares of Common Stock issuable upon the conversion of Series A preferred stock, 7,636,991 shares of Common Stock issuable upon conversion of Series B preferred stock, and 1,244,240 shares of Common
Stock issuable upon conversion of the 6% Note.

(6)For purposes of this Proxy Statement, the address of Messrs. Camou, Luick, Molina,
Pliego and Robinson is 1939 Palomar Oaks Way, Carlsbad, CA  92009.

            ELECTION OF DIRECTORS AND INFORMATION CONCERNING
                  DIRECTORS AND EXECUTIVE OFFICERS
                          (PROPOSAL 1)


General

     The Directors and Executive Officers of the Company are elected annually. The Bylaws of the Company provide for a Board of Directors of not less than three nor more than seven, with the exact number to be fixed from time to time by the Board of Directors. At the present time, the number of Directors is fixed at four. The nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, are elected as Directors. Only votes cast for a nominee will be counted in determining whether that nominee has been elected as Director. Shareholders may withhold authority to vote for the entire slate nominated or, by writing the name of an individual nominee in the space provided on the proxy card, withhold the authority to vote for any individual nominee. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in such nominee receiving fewer votes, but will not otherwise affect the outcome of the vote. Should any nominee become unavailable to serve as a Director, the proxies will be voted for such other person as the proxyholder may in its discretion determine. To the best of the Company's knowledge, all nominees are and will be available to serve.

     Shares represented by the enclosed Proxy will be voted "FOR" the election of the nominees, unless authority to vote for one or more nominees is withheld.

     Effective September 19, 1996, ISA became entitled to appoint and thereafter nominate three of the members of the Company's Board of Directors. The Board of Directors is also required to elect as Chairman of the Board, the Director designated by ISA. The three individuals appointed by ISA on September 19, 1996 to serve as members of the Company's Board of Directors were Messrs. Hugo R. Camou; Fernando Molina and Fernando Pliego. In addition, Renaissance Capital Partners II, Ltd. ("RenCap"), the holder of all of the outstanding shares of the Company's Series B preferred stock, has the right to select one Director to serve as an Advisory Director. An Advisory Director has the right to be notified of and to attend all Board meetings, but does not have the right to vote any matters before the Board. On September 19, 1996, RenCap designated Mr. Vance Arnold, its Executive Vice President, as the Advisory Director. Mr. Arnold has served as RenCap Executive Vice President for the last five years. At the present time, RenCap has not designated an Advisory Director for 1997; however, the Company believes Mr. Arnold will continue as RenCap's designated Advisory Director.

     On September 19, 1996, immediately after the appointment by ISA of Messrs. Camou, Molina and Pliego to the Company's Board of Directors, Messrs. Steven Borgardt and James Kenney resigned their positions as members of the Company's Board of Directors. Mr. John A. Robinson, Jr., continued to serve on the Board.

     Set out below are the names of, and certain information with respect to, the Directors all of whom are also nominees, and Executive Officers of the
Company.
                                               Position Held
       Name                      Age           With Company

Directors and Nominees:
  Hugo R. Camou(1)(2)(3)          40         Chairman of the Board
  Gary L. Luick                   56         President and
                                             Chief Executive Officer
  Fernando Molina(1)(2)(3)        57         Director
  Fernando Pliego(2)(3)           57         Director

Executive Officers:
  Steven Borgardt                 44        Vice President Finance
                                            and Chief Financial Officer
  Richard Carrine                 54        Vice President Manufacturing
  John A. Robinson, Jr.           62        President, Decom Systems, Inc.
  Robert White                    48        Vice President Engineering
  John Wiggins                    46        Chief Operating Officer
  __________________

  (1)  Member of the Compensation Committee
  (2)  Member of the Audit Committee
  (3)  Member of the Stock Option Committee

     Hugo R. Camou was appointed as the Company's Chairman of the Board of Directors on September 19, 1996. Mr. Camou is the Chairman of the Board, CEO and controlling shareholder of ISA. Mr. Camou founded ISA in 1988. He is 40 years old and holds a degree in mathematics and physics from the Instituto Poletecnico Nacional in Mexico. Prior to founding ISA, Mr. Camou taught computer science and mathematics for undergraduate and graduate university programs in Mexico.

     Gary L. Luick was appointed President and Chief Executive Officer of the Company, effective March 3, 1997. Mr. Luick was also appointed to the Company's Board of Directors on March 3, 1997. Mr. Luick, age 56, served as President of GTI Corporation from 1989-1995 and as its CEO from 1991-1995. GTI Corporation is a publicly-held corporation. Prior to joining GTI Corporation in 1989, Mr. Luick served in various management roles at Allied-Signal Corporation over a 10 year period. His responsibilities centered on corporate development, including numerous acquisitions, divestitures and turnarounds of subsidiaries. Mr. Luick is currently a director of Remec Corporation, a publicly-held manufacturer of microwave modules for microwave systems for the commercial wireless-communications market.

     Fernando Molina was appointed as a director of the Company on September 19, 1996. Mr. Molina is the Executive Vice President of Grupo Embotellador Mexicano, S.A. de C.V., the largest Pepsi Cola bottling plant and distributor in Mexico. He also serves on the Board of Directors of Banco Nacional de Mexico and Consorcio Azucarero Escorpion. Mr. Molina is a public accountant with a degree from the ITAM University, and he is 57 years old.

     Fernando Pliego was appointed as a director of the Company on September 19, 1996. Mr. Pliego serves as the Chief Executive Officer of three of the companies comprising ISA. Mr. Pliego has more than twenty years of experience in telecommunications in Mexico. Mr. Pliego holds a degree in Chemical Engineering from the Universidad Nacional Autonoma de Mexico, and he is 57 years old.

     Steven Borgardt was appointed the Company's Vice President Finance and Chief Financial Officer in August 1993. Mr. Borgardt served as a Director of the Company from September 13, 1995 to September 19, 1996. Since September 1981, Mr. Borgardt served in the capacities of Decom's Vice President Finance or Chief Financial Officer. Mr. Borgardt holds a Bachelor of Science degree in Accounting from San Diego State University and he is a Certified Public Accountant in California.

     Richard Carrine was appointed the Company's Vice President Manufacturing in August 1993. Prior to August 1993, he served as Decom's Vice President Manufacturing and Operations and in similar positions since September 1976.



     John A. Robinson, Jr. served as the Company's Chairman of the Board of Directors until September 19, 1996, and in varying capacities as an officer and director since February 1987. On March 13, 1995, Mr. Robinson was appointed to the additional positions of president and chief executive officer. Mr. Robinson resigned his positions as the Company's President and Chief Executive Officer on March 3, 1997 effective with the appointment of Mr. Luick as Chief Executive Officer and President. Mr. Robinson presently serves as the President of the Company's wholly-owned subsidiary, Decom Systems, Inc. Mr. Robinson resigned as a director of the Company on April 1, 1997. Mr. Robinson holds a BSEE degree from Bridgeport Engineering Institute.

     Robert White joined the Company in September 1996 as Vice President Engineering. Mr. White has over eighteen years of experience in management, development and introduction of new mobile data products to the marketplace. From 1967 to 1979, Mr. White served as the manager of the communications system for Air Traffic Control for the Department of National Defense in Trenton, Ontario Canada. From 1979 to 1991, White served as Manager of Products Engineering for Mobile Data International (MDI) and from 1991 to 1996, Mr. White served as Director of Mobile Systems for RCC Consultants. Mr. White holds a Bachelor of Science degree in Electrical Engineering.

     John Wiggins joined the Company in April 1994, and was appointed Vice President Operations, Mobile Data, in August 1995 and Chief Operating Officer in June 1996. Mr. Wiggins has over 12 years experience in sales and software applications support of mobile data communications systems. Prior to joining the Company in 1994 as the general manager of the Company's European operations, Mr. Wiggins served in various sales and engineering management positions over a twelve year period with Motorola Inc. Mr. Wiggins holds a Bachelors of Science degree in Computer Science from Knightsbridge University in the U.K.

Interest of Management and Insiders in Material Transactions

     None of the directors or officers of the Company, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all outstanding shares of Common Stock, nor any associate or affiliate of the foregoing persons has any material interest, direct or indirect, in any transaction since the commencement of the Company's last completed fiscal year or in any proposed transaction which, in either case, has or will materially affect the Company, except as disclosed in this Proxy Statement.

     There are no family relationships between any of the directors or executive officers of the Company.

Information About The Board of Directors and Committees of the Board

     In 1996, prior to September 18, 1996, the Board of Directors held 1 meeting. Subsequent to September 18, 1996, the Board of Directors held 2 meetings. No director attended less than 75% of such meetings. Independent directors are entitled to receive an annual grant of options to purchase shares of Common Stock under the Company's 1992 Option Plan. Directors who are also officers of the Company or its subsidiaries receive no additional compensation for their services as directors. All directors are reimbursed for their expenses incurred to attend meetings.

     The standing committees of the Board of Directors are the Compensation Committee, Audit Committee and Stock Option Committee. The principal duties of the Compensation Committee are to determine and review all compensation of directors and officers of the Company, and to report to the Board of Directors of the Company. The principal duties of the Audit Committee are to advise and assist the Board of Directors in evaluating the performance of the Company's independent auditors, including the scope and adequacy of the auditor's examination, and to review with the auditors the accuracy and completeness of the Company's financial statements and procedures. The principal duty of the Stock Option Committee is to determine grants of stock options under the Company's option plans.

     The Compensation Committee and the Audit Committee held no meetings in 1996. The Stock Option Committee held no formal meetings in 1996, however, options to purchase shares of Common Stock under the 1992 Option Plan were granted by the Stock Option Committee on several occasions by unanimous written consent.

Executive Compensation and Benefits

     The compensation and benefits program of the Company is designed to attract, retain, and motivate employees to operate and manage the Company for the best interests of its shareholders.

     Executive compensation is designed to provide incentives for those senior members of management who are responsible for the Company's goals and achievements. The compensation policy calls for base salaries, with the opportunity for bonuses to reward outstanding performance, and a stock option program.

Summary Compensation Table

     The following table and notes show the compensation provided to the Chief
Executive Officer and the other executive officers, who served as such at the end of 1996, and whose annual compensation exceeded $100,000.
                                                                                                    Long-Term
                                                                                                    Compensation
                                        Annual Compensation         Stock Option  All Other
Name and Position            Year  Salary ($) Bonus ($) Other($)(1) Shares (#)    Compensation ($)(9)
John A. Robinson, Jr. (2)    1996  134,083     25,000     --        1,615,000 (3) $1,156
Chief Executive Officer      1995  128,842       --       --          430,000        --
and President                1994  136,177       --       --            --           --

John Wiggins (4)             1996  118,450     25,000   31,000 (5)  1,500,000 (6) $  997
Chief Operating Officer      1995  114,692       --       --          265,000        --
                             1994   20,190       --       --                  --     --

Steven Borgardt              1996  102,080     25,000     --        1,005,000 (7) $  901
Vice President Finance       1995   95,576       --       --          350,000        --
and Chief Financial Officer  1994   91,156       --       --            --           --

Richard Carrine              1996   93,650     25,000     --        1,015,000 (8) $  817
Vice President
Manufacturing                1995   91,153       --       --          350,000        --
                             1994   95,006       --       --            --           --
____________________

(1) In the interest of attracting and retaining qualified personnel, the Company provides executive officers with certain other benefits, which may include relocation allowances, automobile allowances, insurance and other benefits. Unless otherwise noted, the cost of providing such personnel benefits did not exceed, as to any individual named above, the lesser of $25,000 or 10% of the total annual salary reported for the executive officer.

(2) Includes compensation in 1995 as Chief Operating Officer through March 13, 1995 and as Chief Executive Officer thereafter. Includes compensation for services as the Company's Chief Operating Officer and Decom's Chief
Executive Officer in 1994.  Mr. Robinson resigned as the Company's
President and Chief Executive Officer effective March 3, 1997 and presently serves as the President of the Company's wholly-owned subsidiary, Decom Systems, Inc..

(3) Includes options to purchase 265,000 shares which were issued in a prior year, and canceled and repriced in 1996.

(4) Includes compensation in 1996 as Chief Operating Officer and Vice President Engineering, and in 1995 as Vice President Engineering.

(5) Includes a housing allowance of $16,000 for relocation to San Diego and $15,000 in sales commissions.

(6) Includes options to purchase 250,000 shares which were issued in a prior year, and canceled and repriced in 1996.

(7) Includes options to purchase 205,000 shares which were issued in a prior year, and canceled and repriced in 1996.

(8) Includes options to purchase 215,000 shares issued in a prior year and canceled and repriced in 1996.

(9) Company matching contributions to 401(k) savings plan.

Employment Agreements

     Mr. Robinson entered into a letter agreement with ISA in 1996 pursuant to which ISA has committed to cause the Company to retain the services of Mr. Robinson in an executive position for three years. Mr. Robinson's current base salary is $140,000. Mr. Robinson could be discharged only if he is convicted of a felony. ISA has agreed to secure the Company's obligations under the letter agreement with a letter of credit or similar instrument.

     Messrs. Wiggins, Borgardt and Carrine entered into employment agreements with the Company in 1996 providing initial base salaries of $125,000, $125,000 and $110,000, respectively. The term of each agreement is three years. The agreements provide each officer an opportunity to earn an annual incentive bonus of 30% of base salary, under a plan to be approved annually by the Board of Directors. If the agreements are terminated by the Company without cause or following a change of control, as those terms are defined in the agreements, Messrs. Wiggins, Borgardt and Carrine are to receive the greater of (i) 100% of their annual salary or (ii) the salary payable over the remaining term of their contract. If the agreement is terminated by the Executive Officer, the Executive Officer can, under defined circumstances, receive 25% of his then current base salary as a severance benefit. The agreements also provide, on a case by case basis, additional benefits such as paid life insurance, and housing relocation and automobile allowances. The value of these benefits, for any one Executive Officer, does not exceed 25% of his annual base salary, except that Mr. Wiggins is entitled to receive an annual housing allowance of $33,600.

     In February 1997, the Company entered into an employment agreement with Mr. Gary L. Luick, the Company's Chief Executive Officer and President. Under the terms of the three year agreement, Mr. Luick is to receive an initial base salary of $200,000 per year and a bonus in 1997 to be not less than $50,000. In the event the employment agreement is terminated by the Company for good cause, as defined in the agreement, Mr. Luick is to receive a severance benefit equal to 25% of his base salary. In the event the employment agreement is terminated by the Company for any reason other than good cause, then Mr. Luick will be entitled to receive the greater of (i) 100% of his annual base salary or (ii) the balance of the salary obligations payable to Mr. Luick over the remaining term of the contract. In addition, Mr. Luick was granted an option to purchase 3,000,000 shares of common stock under the Company's 1992 Stock Option Plan. The option is exercisable in three equal annual installments of 1,000,000 shares each beginning on February 17, 1998. The exercise price is $.33 per share which was the approximate fair market value per share on the date of grant. The option expires in February 2002.



Stock Options Granted During Fiscal Year

     The following table shows certain information concerning stock options granted during the year ended December 31, 1996, to the named Executive
Officers.
                                   1996 Stock Option Grants

                                                   % of Total
                       Options   Options Granted   Exercise      Expiration
Name                   Granted    to Employees     Price            Date
John A. Robinson, Jr.  1,615,000        21%        $.25 to $.40     2001
John Wiggins           1,500,000        20%        $.20 to $.30     2001
Steven Borgardt        1,005,000        13%        $.25 to $.40     2001
Richard Carrine        1,015,000        14%        $.25 to $.40     2001

     In January 1996, options previously granted to certain employees and officers, including Messrs. Robinson, Wiggins, Borgardt and Carrine, were canceled and reissued at a new exercise price. Options to purchase 215,000, 175,000 and 175,000 shares of the Company's Common Stock, granted in 1995 at an exercise price of $.50 to Messrs. Robinson, Borgardt and Carrine, respectively, were canceled and new options for the same number of shares of Common Stock were granted at a price of $.25 per share; and options to purchase 250,000 shares of Common Stock issued to Mr. Wiggins at an average exercise price of $.35 per share were canceled and a new option for the same number of shares of Common Stock was granted at an exercise price of $.20 per share. In addition, options to purchase 50,000, 40,000 and 30,000 shares of Common Stock, issued at an exercise prijce of $1.40 per share in 1993 to Messrs. Robinson, Carrine and Borgardt, respectively, were canceled in 1996 and new options granted at an exercise price of $.40 per share, and options to purchase 250,000 shares of Common Stock at an average exercise price of $.35 per share were canceled and new options for the same number of shares of Common Stock were granted at an exercise price of $.20 per share. The exercise price of the new options were granted at not less than the approximate current market price of a share of Common Stock, as quoted by the NASDAQ OTC Electronic Bulletin Board.

Stock Options Exercised During the Fiscal Year and Year-End Value of Unexercised Options

     The following table sets forth information about stock options held by the Company's named executive officers individually, as of December 31, 1996.
                          Aggregated Option Exercises in Last
                         Fiscal Year and FY-End Option Values

                      Shares        Value          Number of              Value of Unexercised
                      Acquired on   Realized   Unexercised Options        In-the Money Options($)(2)
      Name            Exercise (#)  ($)  (1)   Exercisable Unexercisable  Exercisable  Unexercisable
John A. Robinson, Jr.   --             --      1,347,500     482,500      $159,125     $ 44,125
John Wiggins            --             --        682,000     833,000        94,700       83,300
Steven Borgardt         --             --        542,500     637,500        74,625       66,625
Richard Carrine         --             --        547,500     642,500        74,625       66,625
________________

(1)Calculated by taking the difference between the fair market value of a share of Common Stock at the time of exercise and the exercise price of the option.

(2)Calculated by taking the difference between the fair market value of a share of Common Stock at December 31, 1996 and the exercise price of the options.



Summary of Coded Communications 1992 Stock Option Plan (as Amended) (the "1992 Option Plan")

     A summary of the material provisions of the 1992 Option Plan (as amended on September 19, 1996) is set forth below.

     The purpose of the 1992 Option Plan is to (i) enable the Company and its subsidiaries to recruit and retain capable employees in a highly competitive labor market for the successful operation of its businesses and (ii) provide an additional incentive to non-employee directors, officers and other eligible key employees upon whom rest major responsibilities for the successful operation and management of the Company and its subsidiaries.

     The 1992 Option Plan provides for the grant of incentive stock options and non-qualified options. No incentive stock options have been granted to date. Under the 1992 Option Plan, as amended, options may be granted to key employees, officers and directors to purchase an aggregate of not more than 15% of the Company's outstanding shares of Common Stock and certain other securities that are convertible into Common Stock. At December 31, 1996, the 1992 Option Plan was authorized to issue options for the purchase of 13,250,000 shares of Common Stock.

     The 1992 Option Plan is administered by a committee (the "Committee") of all of the current directors of the Company. The Committee is authorized to determine the grant of options to eligible employees, the number of shares to be covered by the option, the exercise date of each option, and the exercise price of each option which, in the case of an incentive stock option can be no less than fair market value at the date of grant, and in the case of a non-qualified stock option can be no less than 75% of fair market value at the date of grant.

     Options may be granted under the 1992 Option Plan by the Committee to key full or part-time employees of the Company and its subsidiaries.
Disinterested directors who are not also employees automatically receive options covering a specified number of shares on their election or re-election to the Board. Disinterested directors are granted options under the 1992 Option Plan as follows: (i) on the date when a disinterested director first becomes a member of the Board of Directors, he or she will receive a one time grant of a non-qualified option covering 50,000 common shares, which will become exercisable for 20,000 shares 6 months after the date of grant and 15,000 shares in 2 annual installments beginning the first anniversary following the date of grant and (ii) following re-election to the Board of Directors at the annual meeting of shareholders, a grant of an option covering 50,000 common shares which is exercisable in 3 annual installments of approximately 16,666 shares beginning the first anniversary following the date of grant. All grants of options to disinterested directors will be at an exercise price of not less than 85% of fair market value at the date of grant.

     All options granted under the 1992 Option Plan to officers and other eligible key employees may be exercisable only at a price which is not less than 75% of the fair market value of the stock on the date of grant. Payment of the exercise price may be made in cash, by certified check or in property (including other securities of the Company) and may be subject to a deferred payment arrangement that is a "cashless exercise" arrangement which meets the requirements of Federal Reserve Board Regulation T. Taxes required to be withheld at the time of exercise may be paid in cash, by certified check, by the withholding of shares deliverable pursuant to the exercise, or by the delivery of previously acquired shares. In addition, the Board may authorize loans and loan guarantees, as the case may be, for the exercise price and taxes due by reason of exercise of options granted under the 1992 Option Plan.

     If an optionee's employment terminates, the exercisable portion of the option generally remains exercisable for a fixed period of 3 months (12 months where employment has terminated because of death or disability). In no case may an option be exercised after the expiration of the option term. An option may be exercised by the optionee or his guardian or legal representative.

     The Committee has the authority to "reprice options" (i.e. to grant new options in exchange for the cancellation of outstanding options).

     Options granted to employees generally are made cumulatively exercisable in installments, although the actual dates of exercise may be modified by the Committee so long as the option holder's interest is not thereby diminished without the option holder's consent. Options are exercisable no sooner than six months after grant, or exercisable only under such conditions as the Committee may establish, such as if the optionee remains employed until a specified date, if specified performance goals have been met, or in the event of a change of control.

     Unless otherwise terminated by the Board of Directors, the 1992 Option Plan will terminate on March 25, 2002. The Board of Directors may amend or terminate the 1992 Option Plan at any time; however, once granted, no option may be terminated and no amendment of the 1992 Stock Option Plan may adversely affect any previously granted options without the consent of the option holder.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Under the securities laws of the United States, the Company's directors, officers and any person holding more than 10% of outstanding shares of Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any failure to file these reports on a timely basis. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that from January 1, 1996 through December 31, 1996, its Directors, Officers and greater than 10% beneficial owners complied with the Section 16(a) filing requirements, except that Messrs. Camou, Molina and Pliego filed their respective Form 3, Initial Statement of Beneficial Ownership of Securities three months late.



APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                                (PROPOSAL 2)


     The Board of Directors has unanimously approved an amendment of Article 4(A) of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 150,000,000. The Board of Directors recommends that the Company's shareholders approve this amendment. Approval of the amendment will give the Company the power to cause a Certificate of Amendment with respect to the increase in the number of authorized shares of Common Stock ("Certificate of Amendment") to be filed with the Delaware Secretary of State on or after May 24, 1997 without further action by the shareholders; provided, however, that the Company shall not be obligated to file a Certificate of Amendment at any specified time or at all.

     The Board of Directors believes it is in the Company's best interests to increase the number of authorized shares of Common Stock in order to have additional authorized shares available for issuance to meet business needs as they arise. The Board of Directors believes that the availability of such additional shares will provide the Company with the flexibility to issue Common Stock for proper corporate purposes which may be identified by the Board of Directors in the future, such as stock dividends, financings or acquisitions. No such transactions are currently contemplated by the Company. At April 1, 1997, there were 76,022,312 shares of Common Stock outstanding and 21,152,001 shares of Common Stock reserved for issuance for the conversion of preferred stock and convertible debt, and the exercise of warrants and outstanding options to purchase Common Stock granted under the 1992 Option Plan. In the event all convertible securities and debt were converted to Common Stock and all outstanding options and warrants exercised, there would be 97,174,313 shares outstanding and the Company could only issue an additional 2,825,687 shares of Common Stock.

     If the proposed amendment to the Certificate of Incorporation is approved, the authorized shares of Common Stock in excess of those issued and reserved, as discussed above, will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company's shareholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the Company's securities may be listed or traded. The Board of Directors do not intend to issue any Common Stock except on terms that the Board deems to be in the best interests of the Company and its then existing shareholders. Management has no arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of Common Stock proposed to be authorized. Because holders of Common Stock do not have preemptive rights, any future issuances of Common Stock could have a dilutive effect.

     The full text of Article 4, as such is proposed to be amended, is as follows:

"The total number of shares of capital stock which the Corporation shall have authorization to issue is one hundred fifty-two million (152,000,000) shares, of which one hundred fifty million (150,000,000) shares shall be Common Stock, $.01 par value per share, and two million (2,000,000) shares shall be preferred stock, $.01 par value per share (the "Preferred Stock")."

     The Company is presently authorized to issue 2,000,000 shares of preferred stock. The proposed amendment to the Certificate of Incorporation will not change the number of authorized shares of preferred stock.

     The affirmative vote of the holders of a majority of the Company's outstanding Common Stock and preferred stock voting as a single class is required to approve this proposal. If approved by the shareholders, the proposed amendment to the Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State.

The Board of Directors recommend shareholders vote "FOR" the proposed amendment to the Certificate of Incorporation.

               SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                              (PROPOSAL 3)


     Unless marked to the contrary, proxies received will be voted "FOR" the selection of the appointment of Coopers & Lybrand, LLP as independent public accountants for the current year. A representative of Coopers & Lybrand, LLP is expected to attend the Annual Meeting and be available to respond to appropriate questions. The representative will also have an opportunity to make a statement if he or she desires to do so. Coopers & Lybrand, LLP have been the Company's independent accountants since 1987.

                            OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting. However, if any other matters are properly brought before the Annual Meeting or any adjournment thereof (including the election of any substitute for any of the foregoing nominees who is unable to, or for good cause will not, serve on the Board of Directors), the proxyholders will have the discretionary authority to vote the shares represented by proxy in accordance with their best judgment.

     Any proposal of a shareholder intended to be presented at the Company's 1998 Annual Meeting of Shareholders must submit such proposal no later than February 25, 1998. Shareholder proposals should be submitted to Gary L. Luick, President, Coded Communications Corporation, 1939 Palomar Oaks Way, Carlsbad, CA 92009.

                    1996 ANNUAL REPORT ON FORM 10-KSB

     The Company's Annual Report on Form 10-KSB, including the financial statements and the financial schedules, required to be filed with the Securities and Exchange Commission for the year ended December 31, 1996, will be furnished without charge to any shareholders upon written request to:
Coded Communications Corporation, Investors Relations, 1939 Palomar Oaks Way, Carlsbad, California 92009.


                          By Order of the Board of Directors



                          /s/  Gary L. Luick
                               Gary L. Luick,
                               Chief Executive Officer



Carlsbad, California
April 7, 1997


                  CODED COMMUNICATIONS CORPORATION
                                PROXY
              FOR THE ANNUAL MEETING TO BE HELD MAY 23, 1997
THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE COMPANY.




The undersigned, being a shareholder of Coded Communications Corporation (the "Company"), hereby appoint(s) Hugo, R. Camou, Gary L. Luick, and Steven Borgardt, as proxies with full power of substitution and authorizes them or any of them, to attend the Annual Meeting of the Company to be held on May 23, 1997, and at any adjournment thereof, and to vote all the shares of Common Stock of the Company registered in the name of the undersigned with respect to the matters set forth below as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

1.    ELECTION OF DIRECTORS:

     o    FOR ALL nominees listed       o   WITHHOLD AUTHORITY
          below (except as marked to vote for ANY of the nominees listed below to the contrary below)

     NOMINEES:  Hugo R. Camou, Gary L. Luick, Fernando Molina and
Fernando Pliego.

     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space below:
____________________________________________________________________

2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.01 par value ("Common Stock") from 100,000,000 to 150,000,000 shares.

                   o    FOR        o    AGAINST

3. Proposal to ratify the selection of Coopers & Lybrand as independent public accountants for the current year.

                   o    FOR        o    AGAINST

4. With respect to the transaction of such other business as may properly come before the Annual Meeting, as the proxyholders, in their sole discretion, may see fit.



SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY MAILED THIS PROXY. PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.


Dated:                       , 1997


________________________              __________________________
SIGNATURE OF SHAREHOLDER              SIGNATURE OF  SHAREHOLDER


_______________________                _________________________
PRINT NAME                                     PRINT NAME



IMPORTANT: Please date this Proxy and sign exactly as name(s) appear(s) hereon. When signing as a fiduciary, please give your full title. Return his Proxy promptly in the enclosed envelope


                                SCHEDULE 14A
                              (Rule 14a-101)

                 INFORMATION REQUIRED IN PROXY STATEMENT

                        SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. 1

Filed by the Registrant    x
Filed by a Party other than the Registrant
Check the appropriate box:
  Preliminary Proxy Statement      Confidential for Use of the
                                   Commission Only (as permitted
                                   by Rule 14a-6(e)(2)

o  Definitive Proxy Statement
o  Definitive Additional Materials
o  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

        Coded Communications Corporation    (File No. 0 17574)________
             (Name of Registrant as Specified in Its Charter)

_______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

(Payment of Filing Fee (Check the appropriate box):
  o  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A./
  o  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3)/
  o  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
________________________________________________________________________
     (2) Aggregate number of securities to which transaction applies:
________________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined);
 _______________________________________________________________________
     (4) Proposed maximum aggregate value of transaction:
________________________________________________________________________
     (5) Total fee paid:
________________________________________________________________________
  o Fee paid previously with preliminary materials.
________________________________________________________________________
  o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
________________________________________________________________________
     (2) Form, Schedule or Registration Statement No.:
________________________________________________________________________
     (3) Filing Party:
________________________________________________________________________
     (4) Date Filed:
________________________________________________________________________